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November 6, 2000                                                  Exhibit 10.57

Louisville Gas and Electric Company
820 West Broadway
Louisville, KY 40202

Attention:  Mr. J. Clay Murphy

Gentlemen:

     Reference is made to the Transportation Agreement (Agreement) dated March 1, 1995, as amended, between Texas Gas Transmission Corporation (Texas Gas) and Louisville Gas and Electric Company (LG&E) providing for the transportation of natural gas by Texas Gas for LG&E.

     Accordingly, Texas Gas and LG&E hereby desire to amend the Agreement (originally referred to as the 8-year agreement) between them as follows:

     A.   Effective November 1, 2001, ARTICLE II, TRANSPORTATION SERVICE,
Section 2.1 shall be deleted in its entirety and replaced with the following:

          2.1 Subject to the terms and provisions of this Agreement, Customer agrees to deliver or cause to be delivered to Texas Gas, at the Point(s) of Receipt in Exhibit "A" hereunder, gas for transportation, and Texas Gas agrees to receive, transport, and redeliver, at the Point(s) of Delivery in Exhibit "B" hereunder, equivalent quantities of gas to Customer or for the account of Customer, in accordance with Section 3 of Texas Gas's effective FT Rate Schedule and the terms and conditions contained herein, up to 18,000 MMBtu per day, which shall be Customer's Firm Transportation Contract Demand, and up to 6,570,000 MMBtu during the year, which shall be Customer's Annual Quantity Level.

     B. ARTICLE V, TERM OF AGREEMENT, shall be deleted in its entirety and replaced with the following:

          5.1 This Agreement shall become effective upon its execution and remain in full force and effect with a primary term beginning April 1, 1995, (with the rates and charges described in Article VIII becoming effective on that date) and extending through October 31, 2006. At the end of such primary term, or any subsequent roll-over term, this Agreement shall automatically be extended for an additional roll-over term of five (5) years, unless Customer terminates this Agreement at the end of such primary or roll-over term by giving Texas Gas at least 365 days advance written notice prior to the expiration of the primary term of any subsequent roll-over term.

          5.2 In the event that any applicable state law, order, or regulation requires Customer, or permits Customer and Customer so elects, to unbundle its services at the retail level prior to October 31, 2006, and such unbundling results in Customer holding Daily Contract Demand and Seasonal Quantity Entitlements that Customer determines would be in excess of the levels required to enable Customer to provide service after unbundling, then Texas Gas and Customer agree to renegotiate this Agreement in good faith to devise terms and conditions that are mutually acceptable to both parties. Customer shall initiate such renegotiation as soon as practicable after it becomes aware that retail unbundling will have a definite effect on this Agreement. Customer shall also attempt to minimize the extent to which capacity subject to this Agreement becomes surplus to Customer's requirements by directly assigning any surplus capacity at prevailing contractual rates to any replacement shipper.

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               If Texas Gas and Customer are unable to successfully renegotiate this Agreement, and Customer pursues the assignment of surplus capacity described above, but nonetheless all or part of the capacity reflected in this Agreement becomes unneeded, then Customer shall have the option to elect to reduce its Daily Contract Demand and related Seasonal Quantity Entitlements by an amount determined by Customer to be equal to the capacity which has or will become unneeded pursuant to any such unbundling of services. If Customer exercises such reduction option, Customer agrees to provide Texas Gas with written notice of its election to reduce its Daily Contract Demand and Seasonal Quantity Entitlements. Such notice shall include a waiver of any right of first refusal, if any, applicable to the Daily Contract Demand which Customer elects to reduce. Such reduction shall become effective one (1) year from the first day of the first month following the receipt of Customer's written notice of its election to reduce. Nothing herein shall prevent Customer from exercising such reduction right more than once during the remaining term of this Agreement.

     C. Effective November 1, 2001, EXHIBIT "C", SUPPLY LATERAL CAPACITY, shall be deleted in its entirety and replaced with the attached EXHIBIT "C", SUPPLY LATERAL CAPACITY.

     The operation of the provisions of this amendment shall be subject to all applicable governmental statutes and all applicable and lawful orders, rules, and regulations.

     Except as otherwise provided herein, this amendment shall become effective on the first day of the month following the date that Customer is notified in writing by Texas Gas that Customer has been awarded the incremental Winter Season capacity which is the subject of Paragraph A of this Agreement. If Customer is not awarded such incremental Winter Season capacity prior to November 1, 2001, then this Amendment shall be void AB INITIO and of no force and effect.

     Except as herein amended, the Agreement between the parties hereto shall remain in full force and effect.

     If the foregoing is in accordance with your understanding of our Agreement, please execute both copies and return to us. We will, in turn, execute them and return one copy for your records.

                                            Very truly yours,


LOUISVILLE GAS AND ELECTRIC COMPANY         TEXAS GAS TRANSMISSION CORPORATION


By:   /s/ Rebecca L. Farrar                 By:  /s/ H. Dean Jones II
      ----------------------                     ------------------------------

Title Senior Vice President-Distribution    ATTEST:   /s/ Sherry L. Rice
      -----------------------------------             ------------------
        Operations                                         Asst. Sec.
        ----------

AGREED TO AND ACCEPTED this 20th of November, 2000

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                      ------------------------------------
                              Contract No. T006487
                      ------------------------------------

                               Firm Transportation
                                    Agreement
                                    Exhibit C
                             Supply Lateral Capacity

                      Louisville Gas and Electric Company

                                                                      Preferential rights
                                                                            MMBtu/d

                                      Supply Lateral                 WINTER           SUMMER
                                                                     ------           ------
ZONE 1 SUPPLY LATERAL(S)

North Louisiana Leg:                                                    9,164            12,237
                                                              ---------------------------------
                  Total Zone 1:                                         9,164            12,237

ZONE SL SUPPLY LATERAL(S)

East Leg:                                                                 145             4,047
Southeast Leg:                                                          6,092            21,885
South Leg:                                                              1,703             4,727
Southwest Leg:                                                          1,464            16,953
West Leg:                                                                 152               232
WC-294 (at ANR-Eunice)                                                      0             8,221
HIOS (at ANR-Eunice)                                                        0             4,933
                                                              ---------------------------------
                  Total Zone SL:                                        9,556            60,998
                                                              ---------------------------------
                  Grand Total:                                         18,720            73,235
                                                              =================================

This exhibit reflects the combined total contractual quantities for LG&E under the 2, 5, and 8-year agreements for the subject contract. Amendments in contract quantities in any of these three agreements will result in an amendment of this exhibit.

Effective Date: November 1, 2001